IRET To Present at Nareit’s 2020 REITweek Virtual Investor Conference and Provides May Operating Performance Update

MINNEAPOLIS, MN, June 1, 2020 -- IRET (NYSE: IRET) IRET is scheduled to present at Nareit’s 2020 REITweek Virtual Investor Conference on June 2, 2020 at 1:40 PM ET. The presentation will be available to those registered to attend the conference. For those who are not able to access the live broadcast, a replay link will be available on IRET’s website following the conclusion of the conference.
IRET has posted its Investor Presentation on its website at http://ir.iretapartments.com.
Operating Performance Update
IRET provided the following updates regarding May operating performance:

•	Collections were 98.7% of total revenues for May 2020 and 98.5% for the two months ended May 31, 2020.

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In April and May 2020, IRET entered into a total of 161 rental deferral agreements representing $189,000 of scheduled rent. As of May 31, 2020, $83,000 remained outstanding under the rental deferment agreements.

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Weighted average occupancy across IRET’s portfolio was 94.5% for May 2020 and 94.8% for the two months ended May 31, 2020, versus 94.4% and 94.7% for the respective comparable periods for the prior year.

About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. As of March 31, 2020, we owned interests in 70 apartment communities consisting of 12,135 apartment homes. IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET-PC," respectively). IRET's press releases and supplemental information are available on its website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.
Contact Information
Emily Miller
Investor Relations
Phone: 701-837-7104
E-mail: IR@iret.com